EXHIBIT 10.19



                   INTERNATIONAL DISTRIBUTION RIGHTS AGREEMENT


THIS AGREEMENT is entered into this 1st day of July, 1998 is to replace and supersede all former agreements, if any, both verbal and/or written;

BETWEEN: Advanced Knowledge, Inc.           AND: Learning Resources Pty Ltd
         17337 Ventura Blvd.                     PO Box 173, Howard Place 7450
         Encino ,CA91316                         Cape Town
         (Hereinafter called "Distributor")      Republic of South Africa
                                                 (Hereinafter called "Producer")

WHEREAS, the Producer is engaged in the business of the production of training videotapes and other audiovisual materials, entitled "What It Really Takes to be a World Class Company" "Products"; and WHEREAS, the Distributor is engaged in the business of distribution of training videotapes and other audio-visual materials; and WHEREAS, the Producer desires to provide the Distributor, the exclusive distribution rights of the Product in The United States "Territory." NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties do hereby agree as follows;

1.   EXCLUSIVITY:   Producer   hereby  grants  to  distributor   the  exclusive,
non-broadcast rights to promote, advertise and solicit revenues from qualified users of the Products, produced by Producer, in the "Territory."

2. TERM: The period covered by this agreement shall be three (3) years, beginning July 1, 1998 and expiring on June 30, 2001. This agreement shall automatically renew itself, annually, for a period of one year unless the Producer or the Distributor shall notify the other party by Registered Mail, sixty (60) days prior to the expiration date indicated above, that either party does not desire such renewal.

3. PRICING: Distributor may set its own prices for Preview, Sale, Lease or Rental as long as they are not lower than Producer's published prices. Should Distributor desire to set a price lower than the Producer's published prices, they may do so only with prior written approval from Producer.

4. ROYALTY RATE: Distributor agrees to pay to Producer a royalty of thirty five (35%) percent of the gross revenues, less any government required withholding taxes, received from Preview, Sales, Lease, Rental or any other exhibition of the Product. Gross revenues exclude all taxes and shipping and handling charges, if any.

5. ROYALTY STATEMENTS: Distributor agrees to provide Producer with royalty statements quarterly, within 30 days of the end of each calendar quarter for periods ending March 31, June 30, September 30 and December 31, indicating revenues from preview, rental, lease, sales and all other receipts relative to the Product.


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6. ROYALTY PAYMENT: The royalty statement must be accompanied by a remittance to
Producer in equivalent US funds, payable by bank wire transfer or by check, in accordance with the amounts of monies owing to Producer under the terms of this
Agreement,   Distributors   failure  to  provide  Producer  with  these  royalty
statements and remittances will constitute grounds for termination of this agreement with sixty (60) days notice.

7. COPYRIGHT: Producer retains the copyright on all Products. Distributor agrees to protect the copyrights of Producer to the best of its ability by securing, at Distributor's expense, whatever protection is available in the Territory.

8. LICENSE: Distributor agrees that the Products are only to be licensed for use solely within their clients own organization for internal employee training.

9. BROADCAST:  Distributor may not enter into any television,  satellite,  cable
television,   computer,   or  any  other  electronic  media  sale  or  broadcast
arrangements without the prior written approval of Producer.

10. EXCERPTS: Distributor may not enter into any arrangements for excerpts (stock footage) from the Product.

11. ALTERATION OF PRODUCT: Distributor will not alter the Product or knowingly permit the Product to be altered in any way.

12. OBLIGATIONS: Distributor shall pay for all promotional costs, including preview service, mailings, customer solicitations, advertising, and any other marketing methods used to obtain maximum distribution and sales in accordance with the terms of this agreement. None of these costs shall be deducted from the royalties due to the Producer.

13. REASONABLE EFFORTS; Distributor agrees to receive and maintain all products and related materials in clean and marketable condition, and to exercise diligent effort in merchandising the Product through preview, sales, rental, lease and/or other exhibition of the Product, as allowed herein. Distributor's failure to make reasonable efforts to market the product will constitute grounds for termination of this contract, with ninety (90) days notice.

14. MARKETING PLANS: Distributor agrees to develop and submit for Producer's approval, in writing, an annual marketing plan for the Product. The first marketing plan will be due within sixty (60) days of the signing of this agreement and updated annually thereafter.

15. PRODUCER CREDITS: Distributor agrees to mention Producer on all promotional materials and/or catalogs listing the Product.

16. SUPPLy at Cost: Producer agrees to supply to Distributor at cost, materials available and required for fulfillment of the agreement by Distributor. This included masters, at lab cost, and promotional materials and accompanying literature at cost of creation and printing.


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17.  TRANSLATION:  Distributor  shall bear all costs relative to the translation and adaptation of the Product into the language(s) required. Each title translated becomes subject to this agreement once both parties agree to proceed with the translation. The master and copyright for each translated title remains the property of the Producer. Distributor agrees to provide Producer with an NTSC 1/2" VHS copy or master of each translated title in Beta SP NTSC format, as Producer requests. Producer agrees not to allow its usage by any other Distributor in the Territory for the term of this agreement.

18. AUDITING: Distributor agrees to maintain books of accounts and records according to Generally Accepted Accounting Practices, and that Producer or Producer's designees may examine Distributors records, with at least thirty days notice, relating to this agreement at any time during this agreement at normal business hours, and may make extracts therefrom at Producer's expense.

19. ASSIGNMENT: No assignment may be made by the Distributor without the prior written consent of the Producer.

20. AMENDMENTS: This agreement can not be amended, modified or changed in any way whatsoever, except by written instrument duly executed by authorized representatives of the parties hereto,

21. INDEMNIFICATION: Distributor agrees to indemnify, reimburse, defend and hold Producer harmless from any claim, demand or judgment made, asserted or obtained against it, including all costs, disbursements and expenses incurred by Producer in connection with any claim of liable, slander, unfair competition, or other alleged business behavior due to the activities of Distributor.

22. CONFIDENTIALITY: Distributor agrees to hold all information relating to Producer in strictest confidence and shall not share information on Producers' Products, strategies or sales performances with anyone outside Distributors' organization.

23. WARRANTS AND REPRESENTATIONS; Producer warrants and represents that it owns all rights granted to Distributor under this Agreement, and that in the event of any suit or claim against Distributor based ypon the claim that the videotape and print products, (Products) or any materials therein, infringe upon or violate any rights of any third parties, or upon a claim that Producer has granted any other parties any rights conflicting with the rights granted herein to Distributor, Producer agrees to hold Distributor harmless against any and direct losses sustained by Distributor, including reasonable attorney fees.

24. COMMUNICATION: Distributor represents and warrants that Distributor shall promptly keep Producer fully advised of all of Distributor's dealings under this agreement. This Agreement and any amendments shall be automatically terminated if any correspondence from Producer remains unanswered for more than 30 calendar days.

25. DYNAMIC TRAINING Media: Distributor and Producer acknowledge and agree that Dynamic Training Media is appointed as coordinator for communications between the parties and that Dynamic Training Media shall receive COPIES of all reports, payment notices and communications sent by either Producer or Distributor.


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26.  TERMINATION  OR  CANCELLATION;  If,  for  any  reason,  this  Agreement  is terminated, any and all Producer films, videotapes, masters, copies, literature, etc. remaining in Distributor's library, whether purchased for resale, or for preview/rental, and any and all printing elements shall revert back to Producer. These films/tapes and other materials are to be returned via the best way, pre-paid, to Producer within thirty (30) days of termination or expiration of this Agreement.

27. MISCELLANEOUS:

A. This Agreement does not constitute a partnership or joint venture, and Distributor is not an agent of Producer. Neither party shall incur any debts or make any commitments for or on behalf of the other.

B. This Agreement shall be governed by the laws of the REPUBLIC OF SOUTH AFRICA and is binding on all successors or assigns of the parties, It contains the entire Agreement unless mutually modified in writing as set forth herein. Any controversy or claim arising out of or relating to the Agreement or the breach thereof shall be settled by binding arbitration held in CAPE TOWN, SOUTH AFRICA in accordance with the rules of the SOUTH AFRICAN Arbitration Association, and judgment upon the award rendered by the Arbitrators) may be entered in any Court having jurisdiction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in their respective names, on the date indicated below.

PRODUCER:

BY:      /S/ Ricky Robinson                                  13 July 1998
         ------------------------------                      ------------
         Ricky Robinson                                         DATE

         Managing Director

         Learning Resources Pty Ltd

DISTRIBUTOR:

BY:      /S/ Buddy Young                                        7/6/98
         ------------------------------                      ------------
         Buddy Young                                            DATE

         Chief Executive Officer

         Advanced Knowledge, Inc.



File: AKWORLD


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